UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Election of New Director

On November 11, 2015, the Company’s Board of Directors (the “Board”) approved an increase in the number of directors to expand the size of the Board by one director to a total of fourteen directors, with such additional director assigned to Class I, and elected Dr. Robert Rosenthal to fill the newly-created vacancy on the Board, effective immediately.  Dr. Rosenthal was elected to serve for a term expiring at the Company’s 2016 Annual Meeting of Stockholders.

Dr. Rosenthal currently serves as Chief Executive Officer of Taconic Biosciences, Inc., a privately-held provider of research models for the pharmaceutical and biotech industry, a position he has held since joining Taconic Biosciences in June 2014.  Dr. Rosenthal previously served since 1995 in a variety of senior management positions with companies involved in the development of diagnostics, therapeutics, medical devices, and life sciences tools, most recently including from 2010 through 2012 as President and Chief Executive Officer of IMI Intelligent Medical Implants, AG, a medical technology company, and from 2005 through 2009 as President and Chief Executive Officer of Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools. Dr. Rosenthal has served since 2007 as a director of Safeguard Scientifics, Inc., a publicly-traded provider of capital for early- and growth-stage companies, where he is chair of the Capital Management Committee and a member of the Audit and Compensation Committees. He also currently serves as a director of Taconic Biosciences and Galvanic Applied Sciences, Inc., a privately held Canadian company.  Earlier in his career, Dr. Rosenthal held senior management position at Perkin Elmer Inc. and Thermo Fisher Scientific, Inc. Dr. Rosenthal holds a Ph.D. from Emory University and a Master of Science degree from the State University of New York.

Dr. Rosenthal’s compensation for his services as a director will be consistent with that of the other non-employee directors of the Company, as described in the Company’s definitive proxy statement with respect to its 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 14, 2015. There are no other arrangements or understandings between Dr. Rosenthal and any other person pursuant to which he was elected as a director, and Dr. Rosenthal is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Rosenthal’s appointment is attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Number	Description

99.1	Press release dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: November 16, 2015	By:	/s/ANTHONY L. MATTACCHIONE

Anthony L. Mattacchione
Senior Vice President and
Interim Chief Financial Officer